Exhibit 24.

                                POWER OF ATTORNEY

                   Each of the undersigned directors of Hecla Mining Company (the "Corporation") hereby appoints and constitutes Arthur Brown, John P. Stilwell and Michael B. White, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Ex-change Commission in respect thereof, in connection with the registration under the Act of shares of common stock, shares of preferred stock, depositary shares, debt securities (including senior debt securities and subordinated debt securities which may be convertible or exchangeable into other securities) and/ or warrants to purchase shares of common stock, shares of pre-ferred stock and/or debt securities, in each case of the Cor-poration (collectively, "Securities"), having an aggregate maximum offering price of $100 million, which Securities are to be offered from time to time pursuant to Rule 415 of the Act (or any successor rule thereto), including power and authority to sign his name in any and all capacities (including his ca-pacity as a Director of the Corporation) to a Registration Statement on Form S-3 or such other form as may be appropriate, and to any and all amendments, including post-effective amend-ments, to such Registration Statement, and to any and all in-struments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue thereof.

                   This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Corpora-tion.

                   In witness thereof, the undersigned have executed this Power of Attorney on this 5th day of May, 1995.


          /s/ John E. Clute                  /s/ Joe Coors, Jr.
                 John E. Clute                      Joe Coors, Jr.



          /s/ Leland O. Erdahl              /s/ William A. Griffith
               Leland O. Erdahl                 William A. Griffith



          /s/ Charles L. McAlpine           /s/ Jorge E. Ordonez C.
              Charles L. McAlpine               Jorge E. Ordonez C.